EXHIBIT 99.1

VEECO REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

Third Quarter 2025 Highlights:

●	Revenue of $165.9 million, compared with $184.8 million in the same period last year
●	GAAP net income of $10.6 million, or $0.17 per diluted share, compared with $22.0 million, or $0.36 per diluted share in the same period last year
●	Non-GAAP net income of $21.8 million, or $0.36 per diluted share, compared with $28.3 million, or $0.46 per diluted share in the same period last year

Plainview, N.Y., November 5, 2025 -- Veeco Instruments Inc. (Nasdaq: VECO) today announced financial results for its third quarter ended September 30, 2025. Results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and are also reported adjusting for certain items (“Non-GAAP”). A reconciliation between GAAP and Non-GAAP operating results is provided at the end of this press release.

U.S. Dollars in millions, except per share data

GAAP Results	Q3 '25	Q3 '24
Revenue	$165.9	$184.8
Net income	$10.6	$22.0
Diluted earnings per share	$0.17	$0.36

Non-GAAP Results	Q3 '25	Q3 '24
Operating income	$23.1	$31.0
Net income	$21.8	$28.3
Diluted earnings per share	$0.36	$0.46

“Veeco’s strong financial results this quarter reflect continued momentum in the semiconductor market driven by AI and High-Performance Computing. We are also excited about new product traction in our MOCVD business. We have won multiple orders for our 300mm Gallium Nitride single wafer and Arsenide Phosphide batch systems,” said Bill Miller, Ph.D., Veeco’s Chief Executive Officer. “Additionally, the pending merger with Axcelis marks a significant step to expand our technology and market opportunities to better serve our customers. We are looking forward to delivering on this strategic combination.”

Guidance and Outlook

The following guidance is provided for Veeco’s fourth quarter 2025:

●	Revenue is expected in the range of $155 million to $175 million
●	GAAP diluted earnings (loss) per share are expected in the range of ($0.07) to $0.05
●	Non-GAAP diluted earnings per share are expected in the range of $0.16 to $0.32

Conference Call Information

A conference call reviewing these results has been scheduled for today, November 5, 2025 starting at 5:00pm ET. To join the call, dial 1-877-407-8029 (toll-free) or 1-201-689-8029. Participants may also access a live webcast of the call by visiting the investor relations section of Veeco's website at ir.veeco.com. A replay of the webcast will be made available on the Veeco website that evening. We will post an accompanying slide presentation to our website prior to the beginning of the call.

About Veeco

Veeco (NASDAQ: VECO) is an innovative manufacturer of semiconductor process equipment. Our laser annealing, ion beam, metal organic chemical vapor deposition (MOCVD), single wafer etch & clean and lithography technologies play an integral role in the fabrication and packaging of advanced semiconductor devices. With equipment designed to optimize performance, yield and cost of ownership, Veeco holds leading technology positions in the markets we serve. To learn more about Veeco’s systems and service offerings, visit www.veeco.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to purchase or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

How to Find Further Information

In connection with a proposed merger (the “proposed transaction”) between Axcelis Technologies, Inc. (“Axcelis”) and Veeco Instruments Inc. (“Veeco”), Axcelis and Veeco intend to prepare, and Axcelis intends to file with U.S. Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-4 (the “Registration Statement”) containing a joint proxy statement/prospectus and certain other related documents, which will be both (i) the joint proxy statement to be distributed to Axcelis’ and Veeco’s respective stockholders in connection with Axcelis’ and Veeco’s solicitation of proxies for the vote by Axcelis’ and Veeco’s respective stockholders with respect to the proposed transaction and other matters as may be described in the joint proxy statement/prospectus and (ii) the prospectus relating to the offer and sale of the securities to be issued in connection with the proposed transaction. When available, Axcelis and Veeco will mail the definitive joint proxy statement/prospectus and other relevant documents to their respective stockholders as of the applicable record date to be established for voting on the proposed transaction. This communication is not a substitute for the Registration Statement, the definitive joint proxy statement/prospectus or any other document that Axcelis and/or Veeco will send to their respective stockholders in connection with the proposed transaction. Investors and security holders are urged to read, when available, the preliminary joint proxy statement/prospectus in connection with Axcelis’ and Veeco’s solicitation of proxies for their respective special meetings of stockholders to be held to approve the proposed transaction (and related matters) and general amendments thereto and the definitive joint proxy statement/prospectus because the joint proxy statement/prospectus will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus (if and when available) and other documents containing important information about Axcelis, Veeco and the proposed transaction, once such documents are filed with or furnished to the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with or furnished to the SEC by Axcelis will be available free of charge on Axcelis’ website at investor.axcelis.com or by contacting Axcelis’ Investor Relations department by email at investor-relations@axcelis.com. Copies of the documents filed with or furnished to the SEC by Veeco will be available free of charge on Veeco’s website at ir.veeco.com or by contacting Veeco’s Investor Relations department by email at Investorrelations@veeco.com. Axcelis’ and Veeco’s respective website addresses are included in this communication for reference only. The information contained on, or accessible through, Axcelis’ or Veeco’s respective websites is not incorporated by reference into this communication or Axcelis’ and Veeco’s respective filings with the SEC.

Forward-looking Statements

This press release contains “forward-looking statements”, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended, that are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, our investment and growth strategies, our development of new products and technologies, our business outlook for current and future periods, our ongoing transformation initiative and the effects thereof on our operations and financial results, the timing, completion and expected benefits of the proposed transaction and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; global trade issues, including the ongoing trade disputes between the U.S. and China, and changes in trade and export license policies; our dependency on third-party suppliers and outsourcing partners; the timing of customer orders; our ability to develop, deliver and support new products and technologies; our ability to expand our current markets, increase market share and develop new markets; the concentrated nature of our customer base; our ability to obtain and protect intellectual property rights in key technologies; the effects of regional or global health epidemics; delays in or failure to complete the proposed transaction, whether due to an inability by either party to satisfy one or more conditions to closing, including an inability to obtain required shareholder approvals or certain regulatory approvals, the occurrence of events or changes in circumstances that give rise to the termination of the applicable merger agreement by either party, or otherwise; risks related to the pendency of the proprosed transaction and its effect on our business, financial condition, results of operations, cash flows and stock price; our ability to achieve the objectives of operational and strategic initiatives and attract, motivate and retain key employees, including as a result of the proposed transaction; diversion of management time and attention from ordinary course business operations to the proposed transaction and other potential disruptions to our business relating thereto; the variability of results among products and end-markets, and our ability to accurately forecast future results, market conditions, and customer requirements; the impact of our indebtedness, including our convertible senior notes and our capped call transactions; and other risks and uncertainties described in our SEC filings on Forms 10-K, 10-Q and 8-K, and from time-to-time in our other SEC reports. All forward-looking statements speak only to management’s expectations, estimates, projections and assumptions as of the date of this press release or, in the case of any document referenced herein or incorporated by reference, the date of that document. The Company does not undertake any obligation to update or publicly revise any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Participants in the Solicitation

Axcelis, Veeco and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Axcelis, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Axcelis’ proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 31, 2025. Information about the directors and executive officers of Veeco, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Veeco’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 20, 2025. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with or furnished to the SEC regarding the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

-financial tables attached-

Veeco Contacts:

Investor Relations: Alex Delacroix (516) 528-1020adelacroix@veeco.com

Media: Brenden Wright (410) 984-2610bwright@veeco.com

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net sales	$165,881	$184,807	$499,277	$535,170
Cost of sales	98,178	105,596	294,380	305,150
Gross profit	67,703	79,211	204,897	230,020
Operating expenses, net:
Research and development	28,988	32,216	89,062	93,554
Selling, general, and administrative	27,263	25,291	76,218	74,586
Amortization of intangible assets	771	1,687	2,413	5,403
Other operating expense (income), net	127	(4,318)	132	(6,625)
Total operating expenses, net	57,149	54,876	167,825	166,918
Operating income	10,554	24,335	37,072	63,102
Interest income (expense), net	1,321	323	3,062	1,377
Other income (expense), net	—	—	(653)	—
Income before income taxes	11,875	24,658	39,481	64,479
Income tax expense	1,279	2,707	5,205	5,730
Net income	$10,596	$21,951	$34,276	$58,749

Income per common share:
Basic	$0.18	$0.39	$0.58	$1.04
Diluted	$0.17	$0.36	$0.57	$0.97

Weighted average number of shares:
Basic	60,077	56,410	58,993	56,256
Diluted	60,950	62,654	60,436	62,103

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$193,192	$145,595
Restricted cash	30	224
Short-term investments	176,130	198,719
Accounts receivable, net	116,471	96,834
Contract assets	31,067	37,109
Inventories	263,311	246,735
Prepaid expenses and other current assets	30,133	39,316
Total current assets	810,334	764,532
Property, plant and equipment, net	109,120	113,789
Operating lease right-of-use assets	25,275	26,503
Intangible assets, net	6,418	8,832
Goodwill	214,964	214,964
Deferred income taxes	120,120	120,191
Other assets	3,680	2,766
Total assets	$1,289,911	$1,251,577

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$43,580	$43,519
Accrued expenses and other current liabilities	50,220	55,195
Contract liabilities	57,054	64,986
Income taxes payable	332	2,086
Current portion of long-term debt	—	26,496
Total current liabilities	151,186	192,282
Deferred income taxes	633	689
Long-term debt	225,723	249,702
Long-term operating lease liabilities	32,644	34,318
Other liabilities	3,755	3,816
Total liabilities	413,941	480,807

Total stockholders’ equity	875,970	770,770
Total liabilities and stockholders’ equity	$1,289,911	$1,251,577

Note on Reconciliation Tables

The below tables include financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and certain integration costs.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Non-GAAP Operating income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Reconciliation of GAAP to Non-GAAP Financial Data (Q3 2025)

(in thousands)
(unaudited)

		Non-GAAP Adjustments
		Share-Based
Three months ended September 30, 2025	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$165,881					$165,881
Gross profit	67,703	1,771				69,474
Gross margin	40.8%					41.9%
Operating expenses	57,149	(7,374)	(771)	(2,663)		46,341
Operating income	10,554	9,145	771	2,663	^	23,133
Net income	10,596	9,145	771	1,261	^	21,773

^	- See table below for additional details.

Other Non-GAAP Adjustments (Q3 2025)

(in thousands)
(unaudited)

Three months ended September 30, 2025
Merger related expenses	$2,609
Other	54
Subtotal	2,663
Non-cash interest expense	283
Non-GAAP tax adjustment *	(1,685)
Total Other	$1,261

*	- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

Net Income per Common Share (Q3 2025)

(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30, 2025
	GAAP	Non-GAAP
Numerator:
Net income available to common shareholders	$10,596	$21,773

Denominator:
Basic weighted average shares outstanding	60,077	60,077
Effect of potentially dilutive share-based awards	873	873
Diluted weighted average shares outstanding	60,950	60,950

Net income per common share:
Basic	$0.18	$0.36
Diluted	$0.17	$0.36

Reconciliation of GAAP to Non-GAAP Financial Data (Q3 2024)

(in thousands)
(unaudited)

		Non-GAAP Adjustments
		Share-based
Three months ended September 30, 2024	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$184,807					$184,807
Gross profit	79,211	1,565		162		80,938
Gross margin	42.9%					43.8%
Operating expenses	54,876	(7,894)	(1,687)	4,644		49,939
Operating income	24,335	9,459	1,687	(4,482)	^	30,999
Net income	21,951	9,459	1,687	(4,836)	^	28,261

^	- See table below for additional details.

Other Non-GAAP Adjustments (Q3 2024)

(in thousands)
(unaudited)

Three months ended September 30, 2024
Changes in contingent consideration	$(4,644)
Release of inventory fair value step-up associated with the Epiluvac purchase accounting	162
Subtotal	(4,482)
Non-cash interest expense	323
Non-GAAP tax adjustment *	(677)
Total Other	$(4,836)

*	- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

Net Income per Common Share (Q3 2024)

(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30, 2024
	GAAP	Non-GAAP
Numerator:
Net income	$21,951	$28,261
Interest expense associated with 2025 and 2027 Convertible Senior Notes	515	466
Net income available to common shareholders	$22,466	$28,727

Denominator:
Basic weighted average shares outstanding	56,410	56,410
Effect of potentially dilutive share-based awards	1,606	1,606
Dilutive effect of 2025 Convertible Senior Notes	1,104	1,104
Dilutive effect of 2027 Convertible Senior Notes (1)	1,788	1,354
Dilutive effect of 2029 Convertible Senior Notes	1,746	1,746
Diluted weighted average shares outstanding	62,654	62,220

Net income per common share:
Basic	$0.39	$0.50
Diluted	$0.36	$0.46

(1)	- The non-GAAP incremental dilutive shares includes the impact of the Company’s capped call transaction issued concurrently with our 2027 Notes, and as such, an effective conversion price of $18.46 is used when determining incremental shares to add to the dilutive share count. The GAAP incremental dilutive shares does not include the impact of the Company’s capped call transaction, and as such, an effective conversion price of $13.98 is used when determining incremental shares to add to the dilutive share count.

Reconciliation of GAAP Net Income to Non-GAAP Operating Income (Q3 2025 and 2024)

(in thousands)
(unaudited)

	Three months ended	Three months ended
	September 30, 2025	September 30, 2024
GAAP Net income	$10,596	$21,951
Share-based compensation	9,145	9,459
Amortization	771	1,687
Changes in contingent consideration	—	(4,644)
Merger related expenses	2,609	—
Release of inventory fair value step-up associated with the Epiluvac purchase accounting	—	162
Interest (income) expense, net	(1,321)	(323)
Other	54	—
Income tax expense	1,279	2,707
Non-GAAP Operating income	$23,133	$30,999

Reconciliation of GAAP to Non-GAAP Financial Data (Q4 2025)

(in millions, except per share amounts)

(unaudited)

				Non-GAAP Adjustments
Guidance for the three months ending				Share-based
December 31, 2025	GAAP			Compensation	Amortization	Other	Non-GAAP
Net sales	$155	-	$175				$155	-	$175
Gross profit	57	-	68	2	—	—	58	-	69
Gross margin	36%	-	38%				37%	-	39%
Operating expenses	62	-	64	(7)	(1)	(6-8)	48	-	48
Operating income (loss)	(5)	-	4	9	1	6-8	11	-	22
Net income (loss)	$(4)	-	$3	9	1	4-6	$10	-	$19

Income per diluted common share	$(0.07)	-	$0.05				$0.16	-	$0.32

Income per Diluted Common Share (Q4 2025)

(in millions, except per share amounts)

(unaudited)

Guidance for the three months ending December 31, 2025	GAAP			Non-GAAP
Numerator:
Net income (loss) available to common shareholders	$(4)	-	$3	$10	-	$19

Denominator:
Basic weighted average shares outstanding	60		60	60		60
Effect of potentially dilutive share-based awards	—		2	2		2
Diluted weighted average shares outstanding	60		62	62		62

Net income per common share:
Income (loss) per diluted common share	$(0.07)	-	$0.05	$0.16	-	$0.32

Reconciliation of GAAP Net Income to Non-GAAP Operating Income (Q4 2025)

(in millions)
(unaudited)

Guidance for the three months ending December 31, 2025
GAAP Net income	$(4)	-	$3
Share-based compensation	9	-	9
Amortization	1	-	1
Merger related expense	6	-	8
Interest expense (income)	(1)		(1)
Income tax expense (benefit)	—	-	2
Non-GAAP Operating income	$11	-	$22

Note: Amounts may not calculate precisely due to rounding.